Exhibit 99

UNION PACIFIC REPORTS FIFTH STRAIGHT YEAR OF REVENUE GROWTH

FOR IMMEDIATE RELEASE:

     OMAHA, Neb., January 21, 2004 – Union Pacific Corporation (NYSE: UNP) today reported a fourth quarter record net income of $551 million, or $2.12 per diluted share. This is a 46 percent increase over the 2002 net income of $378 million, or $1.41 per diluted share. The 2003 quarterly results include $0.84 per diluted share, reflecting the recorded gain from the Company’s sale of its Overnite subsidiary, as well as earnings from Overnite’s October operations. From continuing operations, the Corporation earned $1.28 per diluted share in the fourth quarter of 2003 compared with $1.38 per diluted share in the fourth quarter of 2002.

     For the full year, net income increased by 18 percent to a record $1.6 billion, or $6.04 per diluted share, compared to $1.3 billion or $5.05 per diluted share in 2002. Total earnings per diluted share included the sale of Overnite and the cumulative effect of an accounting change. The company earned $1.1 billion or $4.07 per diluted share from continuing operations in 2003 versus $4.78 per diluted share in 2002.

     “In 2003, we accomplished some very important goals to improve shareholder value,” Dick Davidson, chairman and chief executive officer, said. “The industry and economic climates were right for the successful completion of the Overnite IPO. The combination of the Railroad’s strong cash generation and proceeds from the sale of Overnite has allowed us to further

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strengthen our balance sheet. We have retired the entire $1.5 billion of convertible preferred securities issued in 1998 and improved our debt ratios to below the 1994 level, which was before the Chicago and North Western and Southern Pacific mergers. We also rewarded our shareholders with a 30 percent increase in the quarterly dividend.”

Fourth Quarter Highlights

     In the fourth quarter of 2003, Union Pacific Corporation reported a 5 percent increase in operating income to $589 million compared to $562 million during the same period in 2002.

•	The Railroad’s commodity revenue was up 6 percent to a fourth quarter record $2.8 billion, with all commodities posting increases for the quarter.

•	Business volume, as measured by gross ton-miles, was up 5 percent over 2002 to a fourth quarter record level of 264 billion.

•	Operating margin remained flat, in spite of continued high diesel fuel prices.

Fourth Quarter Commodity Revenue Summary versus 2002

•	Intermodal up 13 percent

•	Industrial Products up 9 percent

•	Chemicals and Energy up 3 percent

•	Agricultural up 2 percent

•	Automotive up 1 percent

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     “Our business teams demonstrated an outstanding performance this quarter with a commodity revenue increase of nearly 6 percent,” Davidson said. “This marks the first time since 1999 that all six business groups achieved quarterly revenue growth, reflecting the success of our Yield Strategy and innovative product offerings.”

2003 Full Year Highlights

•	Total Operating Revenue increased 4 percent to a record $11.6 billion.

•	Commodity revenue at the Railroad increased 4 percent, driven largely by best-ever results in five of our business groups.

•	Business volume, as measured by gross ton-miles, reached a record level of more than 1 trillion in a tough economy.

•	Employee productivity increased 5 percent to an all-time record level of 22 million gross ton-miles moved per employee.

•	Record cash from Operating Activities increased 10 percent to $2.4 billion

2004 Outlook

     “Looking ahead, I see a great deal of potential for Union Pacific in 2004, but some challenges as well,” Davidson said. “Last year’s earnings suffered due to increased fuel costs, which could be an issue again in 2004. However, on the positive side, we began to see a pickup in the economy toward the last half of the year – a trend that I’m happy to say is continuing today.”

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     “All-in-all, 2004 looks to be a promising year for Union Pacific. Through our Yield Strategy, we intend to leverage this improving economy into profitable growth opportunities for our company.”

     Union Pacific Corporation is one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America, covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in critical and fast growing markets. It is a leading carrier of low-sulfur coal used in electrical power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern gateways, and as the only railroad to serve six key gateways to Mexico, Union Pacific has the premier rail franchise in North America.

     Supplemental financial information is attached.

     Additional information is available at our Web site: www.up.com. Contact for investors is Jennifer Hamann at 402-271-4227. Contact for media is John Bromley at 402-271-3475.

     This press release and related materials may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, statements regarding: expectations as to operational improvements; expectations as to cost savings, revenue growth and earnings; the time by which certain objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; and statements concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial and operational results, and future economic performance, statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.

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     Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

     Important factors that could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to: whether the Corporation and its subsidiaries are fully successful in implementing their financial and operational initiatives; industry competition, conditions, performance and consolidation; general legislative and regulatory developments, including possible enactment of initiatives to re-regulate the rail business; legislative, regulatory and legal developments involving taxation, including enactment of new federal or state income tax rates, revisions of controlling authority and the outcome of tax claims and litigation; changes in securities and capital markets; natural events such as severe weather, fire, floods and earthquakes; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from terrorist activities and any governmental response thereto; war or risk of war; changes in fuel prices; changes in labor costs; labor stoppages; and the outcome of claims and litigation, including those related to environmental contamination, personal injuries, and occupational illnesses arising from hearing loss, repetitive motion and exposure to asbestos and diesel fumes.

     Forward-looking statements speak only as of the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements.

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED INCOME

For the Three Months Ended December 31

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	2003	2002	Pct Chg

Operating Revenues	$2,965	$2,825	+	5
Operating Expenses	2,376	2,263	+	5

Operating Income	589	562	+	5
Other Income — Net	46	108	-	57
Interest Expense	(134)	(154)	-	13

Income Before Income Taxes	501	516	-	3
Income Tax Expense	(168)	(148)	+	14

Income from Continuing Operations	333	368	-	10
Income from Discontinued Operations	218	10		F

Net Income	$551	$378	+	46

Basic Earnings Per Share
Income from Continuing Operations	$1.30	$1.45	-	10
Income from Discontinued Operations	0.85	0.04		F

Net Income	$2.15	$1.49	+	44

Diluted Earnings Per Share
Income from Continuing Operations	$1.28	$1.38	-	7
Income from Discontinued Operations	0.84	0.03		F

Net Income	$2.12	$1.41	+	50

Average Basic Shares Outstanding (MM)	256.1	253.0
Average Diluted Shares Outstanding (MM)	259.9	277.8

January 21, 2004	(1)

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED INCOME

For the Twelve Months Ended December 31

(Dollars in Millions, Except Per Share Amounts)

(Unaudited)

	2003	2002	Pct Chg

Operating Revenues	$11,551	$11,159	+	4
Operating Expenses	9,418	8,906	+	6

Operating Income	2,133	2,253	-	5
Other Income — Net	78	324	-	76
Interest Expense	(574)	(632)	-	9

Income Before Income Taxes	1,637	1,945	-	16
Income Tax Expense	(581)	(680)	-	15

Income from Continuing Operations	1,056	1,265	-	17
Income from Discontinued Operations	255	76		F
Cumulative Effect of Accounting Change	274	-		F

Net Income	$1,585	$1,341	+	18

Basic Earnings Per Share
Income from Continuing Operations	$4.15	$5.02	-	17
Income from Discontinued Operations	1.00	0.30		F
Cumulative Effect of Accounting Change	1.08	-		F

Net Income	$6.23	$5.32	+	17

Diluted Earnings Per Share
Income from Continuing Operations	$4.07	$4.78	-	15
Income from Discontinued Operations	0.95	0.27		F
Cumulative Effect of Accounting Change	1.02	-		F

Net Income	$6.04	$5.05	+	20

Average Basic Shares Outstanding (MM)	254.4	252.1
Average Diluted Shares Outstanding (MM)	268.0	276.8

January 21, 2004	(2)

UNION PACIFIC RAILROAD

REVENUE DETAIL

Periods Ended December 31

(Unaudited)

Fourth Quarter					Year-to-Date

2003	2002	Pct Chg			2003	2002	Pct Chg

				Commodity Revenue (000):
$419,951	$409,847	+	2	Agricultural	$1,577,978	$1,505,706	+	5
318,114	316,186	+	1	Automotive	1,216,343	1,209,168	+	1
401,129	388,175	+	3	Chemicals	1,588,579	1,574,472	+	1
620,975	600,287	+	3	Energy	2,411,758	2,343,355	+	3
537,962	492,431	+	9	Industrial Products	2,180,341	2,034,985	+	7
544,786	483,227	+	13	Intermodal	2,066,053	1,994,920	+	4

$2,842,917	$2,690,153	+	6	Total	$11,041,052	$10,662,606	+	4

				Revenue Carloads:
237,979	232,829	+	2	Agricultural	882,847	874,586	+	1
209,160	213,644	-	2	Automotive	819,788	818,574		-
218,491	222,780	-	2	Chemicals	888,248	903,723	-	2
566,459	558,787	+	1	Energy	2,187,088	2,163,784	+	1
365,542	341,724	+	7	Industrial Products	1,478,104	1,419,108	+	4
762,979	698,181	+	9	Intermodal	2,982,756	2,951,573	+	1

2,360,610	2,267,945	+	4	Total	9,238,831	9,131,348	+	1

				Average Revenue per Car:
$1,765	$1,760		-	Agricultural	$1,787	$1,722	+	4
1,521	1,480	+	3	Automotive	1,484	1,477		-
1,836	1,742	+	5	Chemicals	1,788	1,742	+	3
1,096	1,074	+	2	Energy	1,103	1,083	+	2
1,472	1,441	+	2	Industrial Products	1,475	1,434	+	3
714	692	+	3	Intermodal	693	676	+	3

$1,204	$1,186	+	2	Total	$1,195	$1,168	+	2

January 21, 2004	(3)

UNION PACIFIC CORPORATION

REVIEW OF OPERATIONS

Periods Ended December 31

(Dollars in Millions, Except Operating Statistics)

(Unaudited)

Fourth Quarter								Year-to-Date

2003		2002		Pct Chg				2003		2002		Pct Chg

$2,965		$2,825		+	5		Operating Revenues	$11,551		$11,159		+	4
							Operating Expenses
999		949		+	5		Salaries and Benefits	3,892		3,694		+	5
305		301		+	1		Rent Expense	1,221		1,240		-	2
272		289		-	6		Depreciation	1,067		1,147		-	7
336		295		+	14		Fuel and Utilities	1,341		1,065		+	26
108		111		-	3		Materials and Supplies	414		476		-	13
356		318		+	12		Purchased Services and Other	1,483		1,284		+	15

2,376		2,263		+	5		Total	9,418		8,906		+	6

$589		$562		+	5		Operating Income	$2,133		$2,253		-	5

							Operating Statistics:
2,361		2,268		+	4		Revenue Carloads (Thousands)	9,239		9,131		+	1
137.2		131.2		+	5		Revenue Ton-Miles (Billions)	532.9		518.7		+	3
264.0		252.4		+	5		Gross Ton-Miles (Billions)	1,018.9		993.7		+	3
2.07	¢	2.05	¢	+	1		Rev/RTM (Commodity Revenue Based)	2.07	¢	2.06	¢		-
$1,204		$1,186		+	2		Average Commodity Revenue Per Car	$1,195		$1,168		+	2
45,982		46,276		-	1		Average Employees	46,371		47,298		-	2
89	¢	81	¢	+	10		Average Fuel Price Per Gallon	92	¢	73	¢	+	26
344		329		+	5		Fuel Consumed in Gallons (MM)	1,330		1,315		+	1
1.30		1.30			–		Fuel Consumption Rate (Gal/000 GTM)	1.31		1.32		–	1
19.9		19.9			–	pt	Operating Margin (%)	18.5		20.2		–	1.7	pt
80.1		80.1			–	pt	Operating Ratio (%)	81.5		79.8		+	1.7	pt

January 21, 2004	(4)

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED FINANCIAL POSITION

As of December 31, 2003 and 2002

(Dollars in Millions)

(Unaudited)

	December 31,

	2003	2002

Assets:
Cash and Temporary Investments	$527	$367
Other Current Assets	1,562	1,531
Investments	726	699
Properties — Net	30,283	29,004
Other Assets	362	381
Assets of Discontinued Operations	0	782

Total	$33,460	$32,764

Liabilities and Shareholders’ Equity:
Current Portion of Long Term Debt	$167	$275
Other Current Liabilities	2,289	2,248
Long Term Debt	7,822	7,428
Deferred Income Taxes	9,169	8,550
Other Long Term Liabilities	1,659	1,805
Liabilities of Discontinued Operations	0	307
Convertible Preferred Securities a)	0	1,500
Common Shareholders’ Equity	12,354	10,651

Total	$33,460	$32,764

a) The Convertible Preferred Securities were redeemed in 2003.

January 21, 2004	(5)

UNION PACIFIC CORPORATION

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Twelve Months Ended December 31

(Dollars in Millions)

(Unaudited)

	2003	2002

Operating Activities:
Net Income	$1,585	$1,341
Income from Discontinued Operations	(255)	(76)
Cumulative Effect of Accounting Change	(274)	-
Depreciation	1,067	1,147
Deferred Income Taxes	494	596
Other	(195)	(809)

Cash Provided by Operating Activities	2,422	2,199

Investing Activities:
Capital Investments	(1,752)	(1,694)
Proceeds from Sale of Discontinued Operations	620	-
Other	276	358

Cash Used in Investing Activities	(856)	(1,336)

Financing Activities:
Dividends Paid	(234)	(201)
Debt Repaid	(2,117)	(1,196)
Financings and Other — Net	945	798

Cash Used in Financing Activities	(1,406)	(599)

Net Change in Cash and Temporary Investments	$160	$264

Non-cash Locomotive Lease Financings	$188	$126

January 21, 2004	(6)